Exhibit 99

News Release

For more information contact:

Media Relations:

Chuck Doherty 262-879-5966

Investor Relations:

Dave DeClark 262-879-5316

For immediate release:

Jan. 30, 2006

Fiserv Reports Record Results for 2005

Strong Fourth Quarter Results Lead to Record Revenues and Earnings

Brookfield, Wis., Jan. 30, 2006—Fiserv, Inc. (Nasdaq: FISV) today reported record revenues and earnings for 2005. Processing and services revenues for the full year increased 11% to $3.71 billion compared to $3.35 billion in 2004. Full-year earnings per share were $2.70 and earnings per share from continuing operations were $2.68. Full-year adjusted earnings per share from continuing operations were $2.30 (which excludes $0.29 per share related to realized gains from sale of investments and $0.09 per share for receipt of a large contract termination fee) versus $2.00 in 2004.

Revenues for the quarter increased 14% to $987.7 million (which includes a large contract termination fee received of $26.3 million) compared to $866.1 million in the fourth quarter of 2004. Earnings per share for the fourth quarter of 2005 were $0.81 and earnings per share from continuing operations were $0.80. Adjusted earnings per share from continuing operations were $0.56 (excluding $0.15 per share related to a realized gain from sale of investment and $0.09 per share for the large contract termination fee), compared to $0.50 for the fourth quarter of 2004.

“I am pleased with our strong fourth quarter, which led to record results for the full year. Each of our business segments delivered revenue growth led by strong organic growth in our financial institutions area,” said Jeff Yabuki, president and chief executive officer of Fiserv. “In addition to delivering strong results in 2005, we continued to make investments that will enhance the long-term strength of the Company.”

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

“We broadened our capabilities and reach in the electronic bill payments space through our acquisition of BillMatrix; increased our global presence by establishing Fiserv Global Services; solidified our technology leadership in the lending business through a unique, end-to-end, electronic mortgage processing solution; and introduced the Fiserv Clearing Network which allows members the ability to clear checks electronically, and more efficiently, under Check 21. In 2006, we announced the acquisition of CareGain which provides us with a differentiated healthcare technology solution to support the strong growth occurring in consumer-driven health plans through a focus on health savings and health reimbursement accounts,” Yabuki said.

Fiserv repurchased 4.4 million shares of its common stock in the fourth quarter of 2005 and a total of 15.2 million shares in 2005. The Company had 3.1 million shares authorized for repurchase at December 31, 2005 under the current stock buy back plan.

OUTLOOK FOR 2006

For 2006, Fiserv expects full-year earnings to be within a range of $2.46 to $2.53 per share (which includes the effect of incremental share-based compensation expense which is estimated to be $0.09 to $0.11 per share). The 2005 pro forma effect of incremental share-based compensation expense would have reduced adjusted earnings per share from continuing operations by $0.11 per share from $2.30 to $2.19 per share. The incremental share-based compensation expense is a result of the Company adopting Statement of Financial Accounting Standards (“SFAS”) No. 123R on January 1, 2006. We project internal revenue growth rates in 2006 to be in the mid-single digits for the Financial and Investment segments and low double digits in the Health segment.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FINANCIAL SEGMENT SALES HIGHLIGHTS

Fiserv enjoyed a strong fourth quarter for new-client signings. Fiserv’s CBS Worldwide unit signed core-processing agreements with several banks, including 1st Source Bank, $4.5 billion in assets, South Bend, Ind.; First National Bank of Long Island, $1 billion in assets, Long Island, N.Y.; Riverview Community Bank, $864 million in assets, Vancouver, Wash.; and Pulaski Bank, $750 million in assets, St. Louis, Mo. Also in the quarter, Fiserv’s Information Technology, Inc. (ITI) unit logged core-processing agreements with four Montana banks with total assets of $837 million: Heritage Bank; First National Bank of Montana; Valley Bank of Kalispell; and Three Rivers Bank of Montana. In addition, Coastal Federal Bank, $1.5 billion in assets, Myrtle Beach, S.C., expanded its already significant relationship with Fiserv to include ATM/debit processing; and Standard Bank of South Africa, a $105 billion asset bank based in Johannesburg, chose Fiserv’s IPS-Sendero unit for a package of risk management software.

EARNINGS CONFERENCE CALL

Fiserv will discuss the fourth quarter and full-year results on a conference call and Webcast at 9 a.m. Central on Tuesday, Jan. 31. Call information is available at the investor section of Fiserv’s Website at www.fiserv.com.

USE OF NON-GAAP FINANCIAL INFORMATION

The Company reports its financial results in accordance with GAAP. However, the Company uses certain non-GAAP performance measures, including free cash flow, internal revenue growth, adjusted operating margin and adjusted earnings per share, to provide investors a more complete understanding of the Company’s underlying operational results. These non-GAAP measures are indicators management uses to provide additional meaningful comparisons between current results and prior reported results, and as a basis for planning and forecasting for future periods. As an example, the Company uses adjusted earnings per share to present the impact of certain transactions or events that management expects to be infrequently occurring, such as the

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

realized gain on sale of investment occurring in the fourth quarter of 2005. The Company believes this adjusted measure is more indicative of the Company’s operating performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable metrics prepared in accordance with GAAP in the United States.

ABOUT FISERV

Fiserv, Inc. (Nasdaq: FISV) provides information management systems and services to the financial and health benefits industries, including transaction processing, outsourcing, business process outsourcing, software and systems solutions. The company serves more than 16,000 clients worldwide, including banks, credit unions, financial planners/investment advisers, insurance companies and agents, self-insured employers, lenders and savings institutions.

Fiserv was ranked the largest provider of information technology services to the U.S. financial services industry in the 2005 and 2004 FinTech 100 surveys by the American Banker newspaper and the Financial Insights research firm. Headquartered in Brookfield, Wis., Fiserv can be found on the Internet at www.fiserv.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the estimated earnings per share and internal revenue growth rates for the full year 2006. Such forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect adversely the Corporation’s results include, among others, changes in customers’ demand for the Corporation’s products, pricing and other actions by competitors and general changes in economic conditions and other factors included in the Corporation’s filings with the SEC. The Corporation assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2005	2004	2005	2004
Revenues:
Processing and services	$987,746	$866,102	$3,708,447	$3,350,595
Customer reimbursements	90,547	100,302	351,031	379,151

Total revenues	1,078,293	966,404	4,059,478	3,729,746

Cost of revenues:
Salaries, commissions and payroll related costs	372,769	338,510	1,421,160	1,320,760
Customer reimbursement expenses	90,547	100,302	351,031	379,151
Data processing costs and equipment rentals	61,615	56,765	219,101	212,052
Prescription costs	145,701	120,271	540,007	439,576
Other operating expenses	162,318	139,871	603,604	533,284
Depreciation and amortization	46,727	48,073	179,179	185,363

Total cost of revenues	879,677	803,792	3,314,082	3,070,186

Operating income	198,616	162,612	745,396	659,560
Interest expense - net	(5,896)	(4,581)	(14,267)	(18,194)
Realized gain from sale of investments (1)	43,370	—	86,822	—

Income from continuing operations, before income taxes	236,090	158,031	817,951	641,366
Income tax provision	87,714	59,232	306,594	246,468

Income from continuing operations	148,376	98,799	511,357	394,898
Income (loss) from discontinued operations, net of tax	2,100	(1,346)	5,081	(17,256)

Net income	$150,476	$97,453	$516,438	$377,642

Earnings per share:
Continuing operations	$0.80	$0.50	$2.68	$2.00
Discontinued operations	0.01	(0.01)	0.03	(0.09)

Total	$0.81	$0.49	$2.70	$1.91

Adjusted earnings per share – continuing operations:
Continuing operations	$0.80	$0.50	$2.68	$2.00
Less: Realized gain from sale of investments (1)	0.15	—	0.29	—
Less: Contract termination fee (2)	0.09	—	0.09	—

Adjusted earnings per share – continuing operations	$0.56	$0.50	$2.30	$2.00

Less: Pro forma share-based compensation – SFAS 123R(3)			0.11	0.09

Total			$2.19	$1.91

Diluted shares used in computing earnings per share	185,470	197,234	190,967	197,287

(1)	Represents the sale of the Company’s investment in INTRIA Items, Inc. in the fourth quarter of 2005 and the sale of the Company’s remaining 3.2 million shares of Bisys Group, Inc. common stock in the first quarter of 2005.
(2)	Represents a large contract termination fee of $26.3 million recognized in the fourth quarter of 2005.
(3)	Represents pro forma impact in 2005 and 2004 of the incremental share-based compensation expense as a result of adopting SFAS No. 123R on January 1, 2006.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	December 31, 2005	December 31, 2004
ASSETS
Cash and cash equivalents	$184,471	$516,127
Accounts receivable – net	553,402	437,764
Prepaid expenses and other assets	105,782	100,810
Investments	2,126,538	1,984,536
Property and equipment – net	226,013	200,709
Intangible assets – net	593,808	532,539
Goodwill – net	2,249,502	1,859,347
Assets of discontinued operations held for sale	—	2,751,517

TOTAL	$6,039,516	$8,383,349

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$241,751	$202,616
Short-term borrowings	—	100,000
Accrued expenses	365,651	363,513
Accrued income taxes	4,266	44,955
Deferred revenues	240,105	226,080
Customer funds held and retirement account deposits	1,960,626	1,829,639
Deferred income taxes	165,992	134,330
Long-term debt	595,385	505,327
Liabilities of discontinued operations held for sale	—	2,412,467

TOTAL LIABILITIES	3,573,776	5,818,927

SHAREHOLDERS’ EQUITY
Preferred stock, no par value:
25,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value:
450,000,000 shares authorized; 197,507,892 and 195,940,360 shares issued	1,975	1,959
Additional paid-in capital	693,715	679,573
Accumulated other comprehensive income	1,321	26,695
Accumulated earnings	2,436,977	1,920,539
Treasury stock, at cost, 15,753,675 and 1,691,500 shares	(668,248)	(64,344)

TOTAL SHAREHOLDERS’ EQUITY	2,465,740	2,564,422

TOTAL	$6,039,516	$8,383,349

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Years ended December 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$516,438	$377,642
Adjustment for discontinued operations	(5,081)	17,256
Adjustments to reconcile net income to net cash provided by operating activities:
Realized gain from sale of investments	(86,822)	—
Deferred income taxes	19,183	23,022
Depreciation and amortization	179,179	185,363
Changes in assets and liabilities, net of effects from acquisitions and dispositions of businesses:
Accounts receivable	(83,367)	(19,177)
Prepaid expenses and other assets	(7,085)	(4,518)
Accounts payable and accrued expenses	52,676	54,445
Deferred revenues	14,389	17,826
Accrued income taxes	(2,388)	46,524

Net cash provided by operating activities	597,122	698,383

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, including capitalization of software costs for external customers	(164,951)	(161,093)
Payment for acquisitions of businesses, net of cash acquired	(509,630)	(64,896)
Proceeds from sale of businesses, net of expenses paid	282,236	—
Cash distribution received from discontinued operations prior to sale	68,000	—
Investments	(104,810)	(139,258)

Net cash used in investing activities	(429,155)	(365,247)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of short-term debt	(100,000)	—
Proceeds from (repayments of) long-term debt – net	89,836	(192,940)
Issuance of common stock and treasury stock	32,129	30,666
Purchases of treasury stock	(652,575)	(64,344)
Customer funds held and retirement account deposits	130,987	246,941

Net cash (used in) provided by financing activities	(499,623)	20,323

Change in cash and cash equivalents	(331,656)	353,459
Beginning balance	516,127	162,668

Ending balance	$184,471	$516,127

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

SELECTED FINANCIAL AND SEGMENT INFORMATION (1)

(In thousands, unaudited)

Free Cash Flow	Years Ended December 31,
	2005	2004
Net cash provided by operating activities	$597,122	$698,383
Capital expenditures, including capitalization of software costs for external customers	(164,951)	(161,093)

Free cash flow	$432,171	$537,290

Free cash flow is measured as net cash provided by operating activities less capital expenditures including capitalization of software costs for external customers, as reported in the Company’s condensed consolidated statements of cash flows. Free cash flow is a non-GAAP financial measure that the Company believes is useful to investors because it provides another measure of available cash flow after the Company has satisfied the capital requirements of its operations.

	Three Months Ended December 31,		Years Ended December 31,
Segment	2005	2004	2005	2004
Processing and services revenues:
Financial institution outsourcing, systems and services (“Financial”) (2)	$688,152	$596,743	$2,562,805	$2,339,143
Health plan management services (“Health”)	265,359	236,999	1,011,234	885,916
Investment support services (“Investment”)	34,235	32,360	134,408	125,536

Total	$987,746	$866,102	$3,708,447	$3,350,595

Operating income:
Financial (2)	$173,778	$137,415	$639,927	$563,645
Health	19,175	19,096	80,434	75,365
Investment	5,663	6,101	25,035	20,550

Total	$198,616	$162,612	$745,396	$659,560

(1)	The securities clearing businesses, sold on March 24, 2005, are not included in the free cash flow or segment results.
(2)	Included in the Financial segment results are early contract termination and assignment fees of $31.5 million for the three months ended December 31, 2005 compared to $4.6 million for the comparable period in 2004 and $57.9 million for the twelve months ended December 31, 2005 compared to $36.4 million for the comparable period in 2004. This segment’s businesses generally enter into three to five-year contracts with its clients that contain early contract termination fees. These fees are very unpredictable and can vary significantly from period to period based on the number and size of terminated contracts and how early in the contract term a contract is terminated.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

FISERV, INC. AND SUBSIDIARIES

INTERNAL REVENUE GROWTH PERCENTAGES BY SEGMENT (1)

(Unaudited)

	Three months ended December 31,		Years ended December 31,
Segment	2005	2004	2005	2004
Financial	12%	5%	7%	2%
Health	10%	30%	11%	37%
Investment	6%	9%	7%	8%

TOTAL	11%	11%	8%	10%

	Pro forma (2) Three months ended December 31,		Pro forma (2) Years ended December 31,
	2005	2004	2005	2004
Financial	7%	5%	6%	2%
Health	2%	8%	3%	10%
Investment	6%	9%	7%	8%

TOTAL	7%	5%	6%	4%

(1)	Internal revenue growth percentages are measured as the increase in total processing and services revenue for the current period less “acquired revenue from acquisitions” divided by total processing and services revenues from the prior year period plus “acquired revenue from acquisitions.” “Acquired revenue from acquisitions” was $22.8 million ($19.1 million in the Financial segment and $3.7 million in the Health segment) for the fourth quarter of 2005 and $67.5 million ($45.7 million in the Financial segment and $21.7 million in the Health segment) for the twelve months ended December 31, 2005 and represents pre-acquisition normalized revenue of acquired companies, less dispositions, for the comparable prior year period. The securities clearing businesses, sold on March 24, 2005, are not included in the internal revenue growth percentages by segment.
(2)	The pro forma internal revenue growth percentages exclude the positive impact of a large contract termination fee in the fourth quarter of 2005 of $26.3 million from one client acquired by another financial institution in the Financial segment and the positive impact of the prescription cost which is included in both revenues and cost of revenues in the Health segment.

Actual and pro forma internal revenue growth percentages are non-GAAP financial measures that the Company believes are useful to investors because they provide a breakdown of internal and acquisition-related revenue growth including and excluding one large contract termination fee and prescription costs in revenue.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

Segment Results

Financial Segment: The Company’s largest operating segment, the financial institution outsourcing, systems and services segment (“Financial”), continued its strong operating performance during the fourth quarter of 2005 with processing and services revenue of $688.2 million and an operating margin of 25%. Revenues and operating income in the fourth quarter of 2005 were positively impacted by a large contract termination fee of $26.3 million. The operating margin of 25% in the fourth quarter of 2005 was positively impacted by 3 percentage points due to the large contract termination fee. For full year 2005, the Financial segment increased revenues by 10% over the prior year and operating margins were 25% compared to 24% in 2004.

The pro forma internal revenue growth rate for the Financial segment, which excludes the large contract termination fee in the fourth quarter, was 7% for the fourth quarter of 2005 and 6% for 2005, both increasing over the respective prior year comparable periods. The largest contributors to the 2005 full year pro forma internal revenue growth rate in this segment were increased volumes and new clients in the lending division’s loan settlement services and loan servicing businesses, increased revenue associated with new client growth and cross sales in our bank and credit union operations, incremental revenue associated with the Australian check processing business that began operations in mid-April and higher than normal revenues associated with flood insurance claims processing.

Health Segment: The Health plan management services segment (“Health”) revenues increased 12% in the fourth quarter and 14% for the full year of 2005 compared to 2004. The Health segment operating margin was 8% in 2005.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

The pro forma internal revenue growth rate, which excludes the positive impact of the prescription cost that is included in revenues and cost of revenues, was 3% for the full year of 2005. The decrease in the actual fourth quarter and 2005 internal revenue growth rates compared to 2004 was primarily due to significant growth of our pharmacy services businesses in early 2004 due to the signing of some very large clients. In addition, growth of the health plan administration businesses has been negatively impacted by competition in the large commercial employer market.

Investment Segment: The Investment support services segment revenues increased 6% in the fourth quarter of 2005 compared to the fourth quarter of 2004 and had an operating margin of 17% in the fourth quarter of 2005. Revenues increased 7% in 2005 compared to the prior year and the operating margin was 19%. Operating income increased for the year compared to the prior year due primarily to a temporary increase in cash investment balances, in April and May 2005, that improved net investment income in the second quarter and continued new client growth, especially in the custody and trading services for registered investment advisors.

Realized Gain on Sale of Investment

On October 31, 2005, Fiserv sold its investment in INTRIA Items, Inc., to its partner Canadian Imperial Bank of Commerce (CIBC) recognizing a pre-tax gain of $43.4 million, or $0.15 per share, subject to post-closing adjustments. INTRIA provides a comprehensive suite of check, lockbox and currency processing services to CIBC and other financial institutions. CIBC decided to purchase Fiserv’s share as part of its ongoing reorganization of the bank’s Canadian retail network and supporting back-office operations.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com